UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 12, 2004

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 588-7711

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure”. Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

On November 12, 2004 SunTrust Banks, Inc. (the “Registrant”) announced financial results for the third quarter ended September 30, 2004, reporting net income of $368.8 million and net income per diluted share of $1.30. A copy of the News Release announcing the Registrant’s results for the third quarter ended September 30, 2004, is attached hereto as Exhibit 99.1 and hereby incorporated herein by reference.

On November 12, 2004 at 8:30 a.m. Eastern time, the Registrant will hold an investor call and webcast to disclose financial results for the third quarter ended September 30, 2004. All information in the News Release is as of the News Release date and the Registrant does not assume any obligation to correct or update said information in the future.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1    The News Release dated November 12, 2004 (Furnished with the Commission as a part of this Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: November 12, 2004	By:	/s/ Thomas E. Panther
Thomas E. Panther
Senior Vice President and Interim Controller